EXECUTION COPY

                              CMM PLEDGE AGREEMENT
                                   (BORROWER)

         THIS PLEDGE AGREEMENT (this "CMM Pledge Agreement") is made and entered into as of January 28, 2000 by CONE MILLS CORPORATION, a North Carolina corporation (the "Pledgor"), in favor of WILMINGTON TRUST COMPANY as General Collateral Agent (in such capacity, the "General Collateral Agent") under that certain General Collateral Agency Agreement of even date herewith among The Prudential Life Insurance Company of America, as holder of the Senior Notes (the "Senior Note Holder"), SunTrust Bank, Atlanta and Atlantic Financial Group, Ltd., as creditors of the Senior Lease Obligations (collectively, the "Senior Lease Creditor"), Morgan Guaranty Trust Company of New York, as counterparty of the Morgan Swap Agreement ("Morgan") and Bank of America, N.A., as Agent (in such capacity, the "Revolving Credit Agent") for each of the Lenders now or hereafter party to the Credit Agreement (as defined in the Intercreditor Agreement (as defined below)), pursuant to which the General Collateral Agent serves as collateral agent for the benefit of the Senior Note Holder, the Senior Lease Creditor, the Revolving Credit Agent, the Lenders, Morgan, the Bond Trustee for the benefit of the Debenture Holders and all other Senior Creditors at any time existing and agreed to by BANK OF AMERICA, N.A. as Designated Collateral Subagent (in such capacity the "Designated Collateral Subagent". The General Collateral Agent and all the Senior Creditors are collectively referred to herein as the "General Secured Parties." All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Intercreditor Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Pledgor is indebted to certain of the Senior Creditors pursuant to the Loan Documents, the Senior Debentures, the Senior Notes, the Morgan Swap Agreement and the Senior Lease Documents, as applicable; and

         WHEREAS, as collateral security for the payment and performance of all General Senior Obligations, the Pledgor is willing to pledge and grant to the General Collateral Agent for the benefit of the General Secured Parties a security interest in 65% of the Voting Securities and 100% of the non-voting Subsidiary Securities (the "CMM Shares")of Cone Mills (Mexico), S.A. de C.V. ("CMM"); and

         WHEREAS, each of the Senior Note Holder, the Senior Lease Creditor, Morgan, the Priority General Collateral Agent, the General Collateral Agent, the Designated Collateral Subagent and the Revolving Credit Agent for itself and on behalf of the Lenders have entered into the Intercreditor Agreement dated as of the date hereof for their mutual benefit and the benefit of those Persons for whom they respectively serve as agent, as applicable and the benefit of the holders of the Senior Debentures, which Intercreditor Agreement provides, among other terms, as to the allocation of proceeds derived from any remedial actions undertaken pursuant to the terms of this CMM Pledge Agreement; and
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         WHEREAS, pursuant to the General Collateral Agency Agreement, the
General Collateral Agent is authorized to delegate certain actions it would otherwise undertake and certain responsibilities and obligations thereof pursuant to the terms of this CMM Pledge Agreement to any Senior Creditor party to the General Collateral Agency Agreement and the General Collateral Agent has so authorized and appointed the "Designated Collateral Subagent" and the Designated Collateral Subagent, by its execution and delivery of this CMM Pledge Agreement, accepts such authorization and appointment as to those express matters herein for which it is responsible;

         NOW, THEREFORE, in order to induce the Lenders to enter into the Loan Documents and to induce the other General Secured Parties and to make and maintain the extensions of credit evidenced by the Senior Notes, the Senior Debentures and the Senior Lease Documents, and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1.       PLEDGE OF PLEDGED INTERESTS; OTHER COLLATERAL.

                  (a) As collateral security for the payment and performance by the Pledgor of all now or hereafter existing General Senior Obligations (the "Secured Obligations"), the Pledgor hereby pledges to the General Collateral Agent for the benefit of the General Secured Parties, in terms of articles 334 to 345 of the General Law of Negotiable Instruments and Credit Transactions, a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest, and wheresoever located:

                          (i) the CMM Shares; and

                         (ii) all cash, securities, dividends, options, rights,
                  and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of the CMM Shares, or (y) by its or their terms exchangeable or exercisable for or convertible into any CMM Shares; and


         All such CMM Shares, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses
         (i) through (i1) of this Section 1 are herein collectively referred to as the "Collateral."

                  (b) Subject to Section 8(a), the Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the General Collateral Agent or upon its request to the Designated Collateral Subagent at such location as the General Collateral Agent or the Designated Collateral Subagent shall from time to time designate by written notice pursuant to Section 21 for its custody at all times until termination of this CMM Pledge Agreement, together with such instruments necessary to


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         evidence or perfect the pledge of the Collateral as reasonably requested by the General Collateral Agent or by the Designated Collateral Subagent.1

                  (c) The Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor's expense, all share certificates, documents, instruments, agreements, or other writings as the General Collateral Agent or the Designated Collateral Subagent may reasonably request from time to time to carry out the terms of this CMM Pledge Agreement or to protect or enforce the General Collateral Agent's Lien and security interest in the Collateral hereunder granted to the General Collateral Agent for the benefit of the General Secured Parties and further agrees to do and cause to be done upon the request of the General Collateral Agent or the Designated Collateral Subagent, at Pledgor's expense, all things reasonably determined by the General Collateral Agent or by the Designated Collateral Subagent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the General Collateral Agent for the benefit of the General Secured Parties, including the prompt payment of all out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the General Collateral Agent for the benefit of the General Secured Parties.

                  (d) All filing fees, advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the General Collateral Agent or by the Designated Collateral Subagent or any General Secured Party in exercising any right, power or remedy conferred by this CMM Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the General Collateral Agent or to the Designated Collateral Subagent or such General Secured Party, as applicable, by the Pledgor immediately upon demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (e) The Pledgor agrees to register and cause to be registered the interest of the General Collateral Agent, for the benefit of the General Secured Parties, in the Collateral on the books of CMM.

         2. STATUS OF CMM SHARES. The Pledgor hereby represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                  (a) All of the CMM Shares are validly issued and outstanding, fully paid and nonassessable and constitute 65% of the issued and outstanding Voting Securities of CMM, and 100% of the non-voting issued and outstanding Subsidiary Securities issued
---------------
         1 Please note that the pledge will be perfected upon delivery of duly endorsed certificates and registration of the Pledge in the stock registry book of CMM

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         by CMM and are accurately described on Schedule I. Schedule I may be updated by the Pledgor as necessary from time to time.

                  (b) It has full corporate power, legal right and lawful authority to execute this CMM Pledge Agreement and to pledge its CMM Shares in the manner and form hereof.

                  (c) The pledge to the General Collateral Agent for the benefit of the General Secured Parties and delivery of its CMM Shares to the General Collateral Agent or at its request to the Designated Collateral Subagent for the benefit of the General Secured Parties pursuant to this CMM Pledge Agreement creates or continues, as applicable, a valid and perfected first priority security interest in such CMM Shares in favor of the General Collateral Agent for the benefit of the General Secured Parties, securing the payment of the Secured Obligations.

                  3.       PRESERVATION AND PROTECTION OF COLLATERAL.

                  (a) Neither the General Collateral Agent nor the Designated Collateral Subagent shall be under any duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

                  (b) The Pledgor agrees (i) to pay when due all taxes, charges, Liens and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis (as each capitalized term is defined in the Credit Agreement) and evidenced to the satisfaction of the Designated Collateral Subagent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, or upon the failure of the Pledgor to pay any amount pursuant to Section 1(c), the Designated Collateral Subagent at its option may pay or contest any of them (the Designated Collateral Subagent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Designated Collateral Subagent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Pledgor to the Designated Collateral Subagent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  4. DEFAULT. Upon the occurrence and during the continuance of any Event of Default, each of the General Collateral Agent and the Designated Collateral Subagent is given full power and authority on behalf of the General Secured Parties, then or at any time thereafter,


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to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, subject to the following provisions:

         (a) The General Collateral Agent and the Designated Collateral Subagent shall be entitled to sell the CMM Shares either by means of a judicial auction or in a non-judicial sale, as provided for in Articles 340, 341 and 342 of the General Law of Negotiable Instruments and Credit Transactions.

         (b) In the event that the General Collateral Agent or the Designated Collateral Subagent elect to carry out a non-judicial sale, they shall give written notice to the Pledgor upon the occurrence of any Event of Default. The Pledgor shall have a term of 15 days to present to the General Collateral Agent documentation evidencing that there is no Event of Default. In the event that the Pledgor does not present such evidence, then the sale shall be made though an authorized public broker appointed by the General Collateral Agent or the Designated Collateral Subagent. Any such sale may be made either at public or private sale at the public broker's place of business or elsewhere, either for cash or upon credit or for future delivery.

         (c) In the event General Collateral Agent or the Designated Collateral Subagent elect to carry out a judicial sale, the base price for the sale at the public auction of the CMM Shares pursuant to the first bid shall be 100% of the fair market value of the CMM Shares.

         (d) In the event that any or all of the CMM Shares are not sold in the first bid, the sale price may be reduced by intervals of 10% (ten percent), until such CMM Shares are sold.


         5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral by the General Collateral Agent and all sums received or collected from or on account of such Collateral by the General Collateral Agent shall be applied ratably by the General Collateral Agent for the benefit of the General Secured Parties in accordance with the terms of the Intercreditor Agreement.

         6. REINSTATEMENT. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any General Secured Party, whether upon the insolvency, bankruptcy or reorganization of the Pledgor or any other Credit Party or otherwise, all as though such payment had not been made. The provisions of this Section 6 shall survive repayment of all of the Secured Obligations and the termination or expiration of this CMM Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Security Termination Date.

         7. WAIVER BY THE PLEDGOR. The Pledgor waives to the extent permitted by applicable law (a) any right to require any General Secured Party, the General Collateral Agent


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or the Designated Collateral Subagent or any other obligee of the Secured
Obligations to (x) proceed against any Person or entity, including without limitation any Credit Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any right of subrogation, (c) any right to enforce any remedy which any General Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the General Collateral Agent or the Designated Collateral Subagent for the benefit of the General Secured Parties. Either of the General Collateral Agent or the Designated Collateral Subagent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Pledgor and the receipt thereof by the Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the General Collateral Agent and the Designated Collateral Subagent, as the case may be, shall thereafter be discharged from any liability or responsibility therefor.

         8.       DIVIDENDS AND VOTING RIGHTS.

                  (a) All dividends and other distributions with respect to any of the CMM Shares shall be subject to the pledge hereunder, provided, however, that cash dividends paid to the Pledgor as record owner of the CMM Shares, to the extent permitted by each Transaction Document to be declared and paid, may be retained by the Pledgor so long as no Event of Default shall have occurred and be continuing, free from any Liens hereunder.

                  (b) So long as no Event of Default shall have occurred and be continuing the Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

                  (c) Upon the occurrence and during the continuance of any Event of Default, all rights of the Pledgor to receive and retain cash dividends and other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be pledged to the General Collateral Agent for the benefit of the General Secured Parties, and the Pledgor shall, or shall cause, all such cash dividends and other distributions with respect to the CMM Shares to be promptly delivered to the General Collateral Agent or upon its request to the Designated Collateral Subagent (together, if the General Collateral Agent or the Designated Collateral Subagent shall request, with the documents described in Sections 1(c) and 2(c) hereof or other negotiable documents or instruments so distributed) to be held, released or disposed of by it hereunder or, at the option of the Designated Collateral Subagent or as directed by the Required Enforcement General Secured Parties, to be applied to the Secured Obligations.

                  (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the General Collateral Agent or the Designated Collateral Subagent or as directed by the Required Enforcement General Secured Parties, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the General Collateral Agent may


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         thereupon (but shall not be obligated to) exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end the Pledgor hereby appoints each of the General Collateral Agent and the Designated Collateral Subagent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such CMM Shares hereunder upon the occurrence and during the continuance of any Event of Default and the Pledgor hereby agrees to provide such further proxies as the General Collateral Agent or the Designated Collateral Subagent may request; provided, however, that each of the General Collateral Agent and the Designated Collateral Subagent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

         9. CONTINUED POWERS. Until the Security Termination Date shall have occurred, the rights, powers and remedies granted to either or both of the General Collateral Agent and the Designated Collateral Subagent for the benefit of the General Secured Parties hereunder shall continue to exist and may be exercised by each of the General Collateral Agent and by the Designated Collateral Subagent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of the Pledgor may have ceased, to the extent any part of the Secured Obligations continues to be due.

         10. OTHER RIGHTS. The rights, powers and remedies given to each of the General Collateral Agent and to the Designated Collateral Subagent for the benefit of the General Secured Parties by this CMM Pledge Agreement shall be in addition to all rights, powers and remedies given to either or both of the General Collateral Agent and the Designated Collateral Subagent or any General Secured Party under any Transaction Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the General Collateral Agent or the Designated Collateral Subagent or any General Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the General Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the applicable Transaction Documents.

         11. ANTI-MARSHALING PROVISIONS. Notwithstanding the existence of any other security interest in the Collateral held by the General Collateral Agent or upon its request the Designated Collateral Subagent, for the benefit of the General Secured Parties, the Designated Collateral Subagent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this CMM Pledge Agreement. The Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Transaction Document.

         12. ENTIRE AGREEMENT. This CMM Pledge Agreement, together with the other General Security Instruments, the Intercreditor Agreement, the General Collateral Agency


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Agreement and the Transaction Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this CMM Pledge Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than with the prior written consent of the Required General Secured Parties.

         13. FURTHER ASSURANCES. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or advisable to give effect thereto, such additional conveyances, assignments, documents, certificates, agreements and instruments, as the Designated Collateral Subagent may at any time reasonably request in connection with the administration or enforcement of this CMM Pledge Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto each of the General Collateral Agent and the Designated Collateral Subagent their rights, powers and remedies for the benefit of the General Secured Parties hereunder. The Pledgor hereby consents and agrees that CMM and its Registrars, and all other Persons, shall be entitled to accept the provisions hereof as conclusive evidence of the right of each of the General Collateral Agent and the Designated Collateral Subagent, on behalf of the General Secured Parties, to exercise the rights, privileges, and remedies hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to CMM or Registrars or other Persons.

         14. BINDING AGREEMENT; ASSIGNMENT. This CMM Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this CMM Pledge Agreement or any interest herein, or in the Collateral or any part thereof, or otherwise, except as expressly permitted herein or in the applicable Transaction Document, pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the General Collateral Agent as Collateral under this CMM Pledge Agreement. All references herein to the General Collateral Agent and the Designated Collateral Subagent and to the General Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

         15. SWAP AGREEMENTS. All obligations of the Pledgor under Swap Agreements (which are not prohibited under the terms of each of the Transaction Documents) to which any Lender or any affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a General Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

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         16. SEVERABILITY. The provisions of this CMM Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this CMM Pledge Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         17. COUNTERPARTS. This CMM Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this CMM Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought.

         18. TERMINATION. Subject to the provisions of Section 8, this CMM Pledge Agreement and all obligations of the Pledgor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Security Termination Date. Upon such termination of this CMM Pledge Agreement, the General Collateral Agent or the Designated Collateral Subagent as the case may be shall, at the sole expense of the Pledgor, promptly deliver to the Pledgor the certificates evidencing its shares of CMM Shares (and any other property received as a dividend or distribution or otherwise in respect of such CMM Shares), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the request of the Pledgor as may be necessary to effect the same.

         19. INDEMNIFICATION. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Transaction Document, the Pledgor agrees to indemnify and hold harmless the General Collateral Agent, the Designated Collateral Subagent and each General Secured Party and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Transaction Documents or General Security Instruments, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Revolving Loans or other extension of credit under the Transaction Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 19 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Pledgor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Pledgor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any


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of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Transaction Documents or General Security Instruments, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Pledgor agrees not to assert any claim against any Indemnified Party, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to any of the Transaction Documents or General Security Instruments, any of the transactions contemplated therein or herein or the actual or proposed use of the proceeds of the Revolving Loans or other extensions of credit under the Transaction Documents. The agreements in this Section 19 shall survive repayment of all of the Secured Obligations and the termination or expiration of this CMM Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Security Termination Date.

         20. ADDITIONAL INTERESTS. If the Pledgor shall at any time acquire or hold any additional CMM Shares, which are required to be subject to a Lien pursuant to a CMM Pledge Agreement by the terms hereof or any other provision of the Credit Agreement or of any term of any other Transaction Document (any such shares being referred to herein as the "Additional Interests"), the Pledgor shall deliver to the General Collateral Agent or upon its request to the Designated Collateral Subagent for the benefit of the General Secured Parties
(i) a revised Schedule I hereto reflecting the pledge of such Additional Interests and (ii) a CMM Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by the Pledgor and (iii) any other document required in connection with such Additional Interests as described in Section 2(c). The Pledgor shall comply with the requirements of this Section 20 concurrently with the acquisition of any such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 20 shall not impair the Lien on Additional Interests conferred hereunder.

         21. NOTICES. Any notice required or permitted hereunder shall be given
(a) with respect to the Pledgor, at the address of the Pledgor indicated in
Section 13.2 of the Credit Agreement, (b) with respect to the General Collateral Agent, to: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration, Main Phone: (302) 651-1000, Main Fax: (302) 651-8882, and (c) with respect to the Designated Collateral Subagent, at the Revolving Credit Agent's address indicated in
Section 13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section
13.2 of the Credit Agreement.

         22. RULES OF INTERPRETATION. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this CMM Pledge Agreement and are hereby incorporated by reference.

         23. DIRECTION CONCERNING DELIVERY. Until the General Collateral Agent provides notice otherwise, the General Collateral Agent hereby directs that all items to be delivered to it pursuant to this CMM Pledge Agreement be delivered to the Designated Collateral Subagent on its behalf.

         24. GOVERNING LAW; WAIVERS.

                  (A) THIS CMM PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE UNITED MEXICAN STATES.

                  (B) THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENT THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CMM PLEDGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN THE COMPETENT COURTS OF MEXICO, FEDERAL DISTRICT AND, BY THE EXECUTION AND DELIVERY OF THIS CMM PLEDGE AGREEMENT, THE PARTIES EXPRESSLY WAIVE ANY OBJECTION THAT THEY MAY HAVE NOW OR HEREAFTER TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMIT GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PLEDGOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT THE COURTS TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                                        [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties have duly executed this CMM Pledge Agreement on the day and year first written above.

                                    PLEDGOR:

                                    CONE MILLS CORPORATION


                                    By:
                                       ------------------------------------
                                    Name:  Gary L. Smith
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                         CMM PLEDGE AGREEMENT (BORROWER)
                              Signature Page 1 of 2

                                     AGENT:


                                     WILMINGTON TRUST COMPANY, as General
                                     Collateral Agent for the General Secured
                                     Parties


                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------



                                     BANK OF AMERICA, N. A., as Designated
                                     Collateral Subagent for the General Secured
                                     Parties


                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------


                         CMM PLEDGE AGREEMENT (BORROWER)
                              Signature Page 2 of 2

                                   SCHEDULE I

                                                    Certificate
Class or Type of   Total Shares    Total Shares     Number (if     Par Value (if       Name of
Pledged Interest   Outstanding       Pledged        applicable)      applicable)      Registrar
----------------   -----------     -----------      -----------      -----------      ---------
Class II, Series    171,331,046     111,365,180          1-B       $1.00 (Mexican       Alberto
        B                                                              Pesos)      Sepulveda Cosio

                                    EXHIBIT A

                         CMM PLEDGE AGREEMENT SUPPLEMENT

         THIS CMM PLEDGE AGREEMENT SUPPLEMENT (as from time to time amended, modified or restated, this " Supplement"), dated as of ______________ ___, ____ is made by and between CONE MILLS CORPORATION, a North Carolina corporation (the "Pledgor"), and WILMINGTON TRUST COMPANY, as General Collateral Agent under that certain General Collateral Agency Agreement dated as of January __, 2000 among The Prudential Life Insurance Company of America, as holder of the Senior Notes (the "Senior Note Holder"), SunTrust Bank, Atlanta, as creditor of the Senior Lease Obligations (the "Senior Lease Creditor"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as counterparty of the Morgan Swap Agreement ("Morgan"), and BANK OF AMERICA, N. A., a national banking association, as Agent (the "Revolving Credit Agent") for each of the Lenders (as described in the CMM Pledge Agreement referred to below) now or hereafter party to the Credit Agreement (as defined in the CMM Pledge Agreement referred to below) pursuant to which the General Collateral Agent serves as General Collateral Agent for the benefit of the Senior Note Holder, the Senior Lease Creditor, Morgan, the Revolving Credit Agent, the Lenders, the Bond Trustee for the benefit of the Debenture Holders and all other Senior Creditors at any time existing and agreed to by BANK OF AMERICA, N.A. as Designated Collateral Subagent (the "Designated Collateral Subagent"). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the CMM Pledge Agreement (as defined below).

         WHEREAS, the Pledgor is required under the terms of the Credit Agreement and that certain Securities CMM Pledge Agreement dated as of January ___, 2000 by the Pledgor in favor of the General Collateral Agent for the benefit of the General Secured Parties (as from time to time amended, modified, supplemented or amended and restated, the "CMM Pledge Agreement"), to cause certain CMM Shares held by it and listed on Annex A to this Supplement (the "Additional Interests") to be specifically identified as subject to the CMM Pledge Agreement; and

         WHEREAS, the Pledgor is indebted to certain of the Senior Creditors pursuant to the Loan Documents, the Senior Debentures, the Senior Notes, the Morgan Swap Agreement, and the Senior Lease Documents, as applicable; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Lenders and to the maintenance of the extensions of credit evidenced by the Senior Notes, the Senior Debentures and the Senior Lease Documents was the obligation of the Pledgor to pledge to the General Collateral Agent for the benefit of the General Secured Parties the Additional Interests, whether then owned or subsequently acquired or created; and

         WHEREAS, the Pledgor has acquired rights in the Additional Interests and desires to pledge, and evidence its prior pledge, to the General Collateral Agent for the benefit of the

General Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the CMM Pledge Agreement;

         WHEREAS, each of the Senior Note Holder, the Senior Lease Creditor, the Revolving Credit Agent for itself and on behalf the Lenders, Morgan, the Priority Collateral Agent, the General Collateral Agent have entered into the Intercreditor Agreement dated as of January __, 2000 for their mutual benefit and the benefit of those Persons for whom they respectively serve as agent, as applicable, and the benefit of the holders of the Senior Debentures, which Intercreditor Agreement provides, among other terms, as to the allocation of proceeds derived from any remedial actions undertaken pursuant to the terms of the CMM Pledge Agreement; and

         WHEREAS, pursuant to the General Collateral Agency Agreement, the General Collateral Agent is authorized to delegate certain actions it would otherwise undertake and certain responsibilities and obligations thereof pursuant to the terms of the CMM Pledge Agreement to any Senior Creditor party to the General Collateral Agency Agreement and the General Collateral Agent has so authorized and appointed the Revolving Credit Agent (in such capacity, the "Designated Collateral Subagent") and the Revolving Credit Agent, by its execution and delivery of the CMM Pledge Agreement, accepted such authorization and appointment as to those express matters therein for which it was responsible;

         NOW, THEREFORE, the Pledgor hereby agrees as follows with the General Collateral Agent, for the benefit of the General Secured Parties:

         The Pledgor hereby reaffirms and acknowledges the pledge to, and the grant of security interest in, the Additional Interests contained in the CMM Pledge Agreement and pledges to the General Collateral Agent for the benefit of the General Secured Parties, and grants to the General Collateral Agent for the benefit of the General Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

                  (a) all cash, securities, dividends, rights, and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other CMM Shares;

                  (b) all other property hereafter delivered to the General Collateral Agent in substitution for or as an addition to any of the foregoing, and all certificates and instruments representing or evidencing such property, all security entitlements constituting Additional Interests; and

                  (c)      all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute "CMM Shares" under and are subject to the CMM Pledge Agreement, and the items of property referred to in clauses (a) through (c) above (the

"Additional Collateral") shall collectively constitute "Collateral" under and are subject to the CMM Pledge Agreement. Each of the representations and warranties with respect to CMM Shares and Collateral contained in the CMM Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that a true, correct and complete revised Schedule I to the CMM Pledge Agreement reflecting the Additional Interests and all other CMM Shares is attached hereto and hereby incorporated by reference into the CMM Pledge Agreement, and that all other documents required to be furnished to the General Collateral Agent or the Designated Collateral Subagent pursuant to Section 2(c) of the CMM Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the General Collateral Agent or the Designated Collateral Subagent.

         IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.


                                     PLEDGOR:

                                     CONE MILLS CORPORATION


                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------



Acknowledged and accepted:

WILMINGTON TRUST COMPANY,
as General Collateral Agent for the General Secured Parties

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

BANK OF AMERICA, N.A.,
as Designated Collateral Subagent for the Secured Parties

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                     ANNEX A
       (to CMM Pledge Agreement Supplement of __________ dated __________)

                              Additional Interests

Class or Type of                                   Certificate
Additional         Total Shares    Total Shares    Number (if      Par Value (if    Name of
Interest           Outstanding     Pledged         applicable)     applicable)      Registrar
--------           -----------     -------         -----------     -----------      ---------

                   REVISED SCHEDULE I TO CMM PLEDGE AGREEMENT

                                Date: __________

                                                    Certificate
Class or Type of   Total Amount    Total Amount     Number (if     Par Value (if       Name of
   CMM Shares       Outstanding       Pledged       applicable)      applicable)      Registrar
   ----------       -----------     -----------     ----------       -----------      ---------